Exhibit 28.2

BANK ONE, DELAWARE, NATIONAL ASSOCIATION

WACHOVIA CREDIT CARD MASTER TRUST

SERIES 1999-1

MONTHLY SERVICING CERTIFICATE

Pursuant to the Amended and Restated Pooling and Servicing Agreement, dated as of June 4, 1999 (as may be amended, from time to time, the “Agreement”), as supplemented by the Series 1999-1 Supplement (as amended and Supplemented, the “Series Supplement”), each originally between The First National Bank of Atlanta (“FNBA”) as Servicer and Transferor and The Bank of New York (“BONY”), as Trustee, Bank One, Delaware, National Association (“the Bank”), as successor Servicer to FNBA pursuant to an Assumption Agreement for Wachovia dated as of July 27, 2001, by and among, FNBA, BONY, and the Bank, is required to prepare certain information each month regarding distributions to Certificateholders and the performance of the Trust. The information with respect to the applicable Distribution Date and Monthly Period is set forth below.

Monthly Period:		4/30/2003
Transfer Date		5/14/2003
Distribution Date:		5/15/2003
Period		49
(Revolving = 0-48,
Controlled Accumulation = 49-60)
Current LIBOR Rate		1.31000%
Julian Days in Current Period		30
Coupon Period		4/15/2003-5/14/2003

ORIGINAL DEAL PARAMETERS
Class A Initial Investor Interest		$775,000,000.00
Class B Initial Investor Interest		$53,757,250.00
Collateral Initial Investor Interest		$67,196,550.00

Total Initial Investor Interest		$895,953,800.00

Prior Month’s Spread Account Balance		$0.00
Increase (Decrease) in Spread Account during the current period		$0.00

Amount on Deposit in Spread Account		$0.00

Class A Certificate Rate	4/15/2003-5/14/2003	1.46000%
Class B Certificate Rate	4/15/2003-5/14/2003	1.71000%
Collateral Certificate Rate	4/15/2003-5/14/2003	2.36000%
Collateral Certificate Rate	4/15/2003-5/14/2003	1.83500%
Servicing Fee Percentage		1.5000%
Discount Percentage		0.0000%

I. RECEIVABLES IN THE TRUST

Beginning of the Period Principal Receivables	$2,768,009,873.87
Beginning of the Period Finance Charge Receivables	$35,047,069.96
Beginning of the Period Discounted Receivables	$0.00
Beginning of the Period Total Receivables	$2,803,056,943.83

Removed Principal Receivables	$0.00
Removed Finance Charge Receivables	$0.00
Removed Total Receivables	$0.00

Additional Principal Receivables	$0.00
Additional Finance Charge Receivables	$0.00
Additional Total Receivables	$0.00

End of Period Principal Receivables	$2,764,222,866.10
End of Period Finance Charge Receivables	$35,466,022.21
End of Period Discounted Receivables	$0.00
End of Period Total Receivables	$2,799,688,888.31

II. INVESTED AMOUNTS AND ALLOCATION PERCENTAGES
Class A Initial Investor Interest	$775,000,000.00
Class B Initial Investor Interest	$53,757,250.00
Collateral Initial Investor Interest	$67,196,550.00
Total Initial Investor Interest	$895,953,800.00

Class A Investor Interest	$775,000,000.00
Class B Investor Interest	$53,757,250.00
Collateral Investor Interest	$67,196,550.00
Total Investor Interest	$895,953,800.00

Adjusted Investor Interest	$895,953,800.00

Floating Investor Percentage	32.3682%
Class A Floating Allocation Percentage	86.5000%
Class B Floating Allocation Percentage	6.0000%
Collateral Floating Allocation Percentage	7.5000%

Fixed Investor Percentage	32.3682%
Class A Fixed Allocation Percentage	86.5000%
Class B Fixed Allocation Percentage	6.0000%
Collateral Fixed Allocation Percentage	7.5000%

Total Servicing Fee	$1,119,942.25

Investor Defaulted Amount	$4,592,766.58

III. SELLER’S INTEREST, RETAINED INTEREST AND EXCESS FUNDING ACCOUNT

Beginning Seller’s Interest	$1,122,056,073.87
Ending Seller’s Interest	$1,118,269,066.10
Required Seller’s Interest	$138,305,818.50
Current Month Deposit into Excess Funding Account	$0.00
Amount on deposit in Excess Funding Account	$0.00

IV. PERFORMANCE SUMMARY

COLLECTIONS:
Collections of Principal Receivables	$243,409,061.30
Collections of Finance Charge Receivables	27,092,994.35
Collections of Interchange (Series 1999-1)	$2,145,838.56
Servicer Interchange	$746,628.16
Net Interchange	$1,399,210.40
Collections of Recoveries	$1,059,794.36
Total Finance Charge Collections	30,298,627.27
Total Payment Collections	$270,502,055.65
Total Collections	$273,707,688.57

DELINQUENCIES AND LOSSES:
End of the month delinquencies:
30 days delinquent	$28,539,136.59
60 days delinquent	$19,251,546.89
90 days delinquent	$15,449,079.18
120 + days delinquent	$24,345,989.31

Total 30 + days delinquent	$87,585,751.97

Gross Charge-Offs during the month	$14,189,150.42
Recoveries during the month	$1,059,794.36
Net Charge-Offs during the month	$13,129,356.06

Defaulted Amount (excluding recoveries)	$14,189,150.42

	# of Accounts	Amount
Total amount/number of Accounts in Trust (at end of month)	972,696	$2,799,688,888.31

V. AVAILABLE SERIES 1999-1 FINANCE CHARGE COLLECTIONS

Available Series 1999-1 Finance Charge Collections	$10,511,749.43

Class A Available Finance Charge Collections	$9,092,662.82

Class A Interest	$942,916.67
Class A Deficiency Amount	$0.00
Class A Additional Interest	$0.00
Class A Investor Defaulted Amount	$3,972,742.90

Class A Servicing Fee [if Wachovia]	$322,916.67
Accrued and Unpaid Class A Servicing Fee	$0.00
Servicing Fee [if not Wachovia]	$0.00

Excess Spread Class A	$3,854,086.58

Class B Available Finance Charge Collections	$630,705.22

Class B Interest	$76,604.08
Class B Deficiency Amount	$0.00
Class B Additional Interest	$0.00

Class B Servicing Fee [if Wachovia]	$22,398.85
Accrued and Unpaid Class B Servicing Fee	$0.00
Servicing Fee [if not Wachovia]	$0.00

Excess Spread Class B	$531,702.29

Collateral Available Finance Charge Collections	$788,381.38

Servicing Fee [if not Wachovia]	$0.00

Excess Spread Collateral	$788,381.38

Total Excess Finance Charge Collections	$5,174,170.25

Class A Required Amount	$0.00

Class A Investor Charge-off Reimbursement	$0.00

Class B Required Amount	$0.00

Collateral Interest	$132,153.22
Collateral Deficiency Amount	$0.00
Collateral Additional Interest	$0.00

Collateral Accrued and unpaid collateral interest	$0.00

Class B Investor Defaulted Amount	$257,566.11

Collateral Servicing Fee [if Wachovia]	$27,998.56

Collateral Investor Defaulted Amount	$344,457,57

Collateral Investor Charge-Off Reimbursement	$0.00

Deposit to Reserve Account	$0.00

Shared Excess Finance Charge Collections	$4,393,994.79

VI. YIELD and BASE RATE

Base Rate

Base Rate (current month)	3.5425%
Base Rate (prior month)	3.4621%
Base Rate (2 months ago)	3.4153%

3 Month Average Base Rate	3.4733%

Portfolio Yield

Portfolio Yield (current month)	8.9276%
Portfolio Yield (prior month)	9.5285%
Portfolio Yield (2 months ago)	8.9532%
3 Month Average Portfolio Yield	9.1364%
Portfolio Adjusted Yield	5.6632%

VII. PORTFOLIO PERFORMANCE RATES

Gross Charge-Offs ((% of Total Receivables Outstanding (at beginning of month))	6.0744%
Gross Charge-Offs ((% of Principal Receivables Outstanding (at beginning of month ))	6.1513%
Monthly Payment Rate ((% of Total Receivables Outstanding (at beginning of month))	9.6503%
Gross Yield (annualized)	15.0790%
Portfolio Yield (3 month average)	9.1364%
Base Rate (3 month average)	3.4733%
Excess Finance Charge Collections % (Current Month Including Servicer Interchange)	5.8851%

VIII. PRINCIPAL COLLECTIONS

Class A Principal Allocation Percentage	86.5000%
Class A Monthly Principal	$68,150,776.59
Class B Principal Allocation Percentage	6.0000%
Class B Monthly Principal	$4,727,223.66
Collateral Principal Allocation Percentage	7.5000%
Collateral Monthly Principal	$5,909,028.47

Total Monthly Principal	$78,787,028.72

Reallocated Principal Collections	$0.00
Shared Principal Collections allocable from other Series	$0.00

IX. INVESTOR CHARGE-OFFS
CLASS A INVESTOR CHARGE-OFFS
Class A Investor Charge-Offs	$0.00
Class A Investor Charge-Offs per $1,000 original certificate principal amount	$0.00
Total amount reimbursed in respect of Class A Investor Charge-Offs	$0.00
Total amount reimbursed in respect of Class A Investor Charge-Offs per $1,000 original certificate principal amount	$0.00
The amount, if any, by which the outstanding principal balance of the Class A Certificates exceeds the Class A Investor Interest after giving effect to all transactions on such Distribution Date.	$0.00

CLASS B INVESTOR CHARGE-OFFS
Class B Investor Charge-Offs	$0.00
Class B Investor Charge-Offs per $1,000 original certificate principal amount	$0.00
Total amount reimbursed in respect of Class B Investor Charge-Offs	$0.00
Total amount reimbursed in respect of Class B Investor Charge-Offs per $1,000 original certificate principal amount	$0.00
The amount, if any, by which the outstanding principal balance of the Class B Certificates exceeds the Class B Investor Interest after giving effect to all transactions on such Distribution Date.	$0.00

COLLATERAL INVESTOR CHARGE-OFFS
Collateral Investor Charge-Offs	$0.00
Collateral Investor Charge-Offs per $1,000 original certificate principal amount	$0.00
Total amount reimbursed in respect of Collateral Investor Charge-Offs	$0.00
Total amount reimbursed in respect of Collateral Investor Charge-Offs per $1,000 original certificate principal amount	$0.00
The amount, if any, by which the outstanding principal balance of the Collateral Certificates exceeds the Collateral Investor Interest after giving effect to all transactions on such Distribution Date	$0.00

X. AMORTIZATION

Current Monthly Amount deposited in Principal Funding Account	$0.00
Cumulative Amount Deposited in Principal Funding Account prior to current month	$0.00
Current Month Accumulation Shortfall	$0.00
Current Month Principal Funding Account Investment Proceeds	$0.00
Current Month Reserve Account Amount Deposited in the Finance Charge Account	$0.00
Cumulative Reserve Account Amount	$0.00
Required Reserve Account Draw Amount	$0.00
Amount Withdrawn From Principal Funding Account Deposited Into Distribution Account	$0.00

Cumulative Class A principal paid (as of prior distribution dates)
Class A Principal Payments	$0.00
Class A Principal Payments per $1,000 original principal certificate amount
Total Class A Principal Paid	$0.00

Cumulative Class B principal paid (as of prior distribution dates)
Class B Principal Payments	$0.00
Class B Principal Payments per $1,000 original principal certificate amount	$0.00
Total Class B Principal Paid	$0.00

Cumulative Collateral Principal Paid (as of prior distribution dates)
Collateral Principal Payments	$0.00
Collateral Principal Payments per $1,000 original principal certificate amount
Total Collateral Principal Paid	$0.00

Principal Paid to Transferor Certificateholder	$0.00

BANK ONE, DELAWARE, NATIONAL ASSOCIATION, as Servicer Date: May 8, 2003

By:	/s/ MICHAEL J. GRUBB
Name:	Michael J. Grubb
Title:	First Vice President